Exhibit 10.5

INDEMNIFICATION AGREEMENT

This Agreement is made and entered into this 5th day of September, 2012 (“Agreement”), by and between Clear Channel Outdoor Holdings, Inc., a Delaware corporation (“CCO”), and Thomas W. Casey (“Indemnitee”).

WHEREAS, in light of the litigation costs and risks to officers resulting from their service to companies, and the desire of CCO to attract and retain qualified individuals to serve as officers, it is reasonable, prudent and necessary for CCO to indemnify and advance expenses on behalf of certain of its officers to the extent permitted by applicable law so that they will serve or continue to serve CCO free from undue concern regarding such risks;

WHEREAS, CCO has requested that Indemnitee continue to serve in one or more functions as an officer of CCO and may have requested or may in the future request that Indemnitee serve one or more Outdoor Entities (as hereinafter defined) as an officer or in other capacities;

WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by a Clear Channel Entity (as such term is defined in Section 15 of this Agreement), which Indemnitee, CCO and such other entities intend to be secondary to the primary obligation of CCO to indemnify Indemnitee as provided herein, with CCO’s acknowledgement of and agreement to the foregoing being a material condition to Indemnitee’s willingness to continue to serve as an officer of CCO (or of any other Outdoor Entity); and

WHEREAS, Indemnitee is willing to continue to serve as an officer of CCO on the condition that he be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, CCO and Indemnitee do hereby covenant and agree as follows:

1.                  Services by Indemnitee. Indemnitee agrees to continue to serve as an officer of CCO. Indemnitee may at any time and for any reason resign from such position.

2.                  Indemnification - General. On the terms and subject to the conditions of this Agreement, CCO shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, liabilities, losses, costs, Expenses (as hereinafter defined) and other matters that may result from or arise in connection with Indemnitee’s Corporate Status (as hereinafter defined) and shall advance Expenses to Indemnitee, in each case to the fullest extent permitted by applicable law in effect on the date hereof, and to such greater extent as applicable law may hereafter from time to time permit, notwithstanding that such indemnification or advances are not specifically authorized by other provisions of this Agreement. The indemnification obligations of CCO under this Agreement (a) shall continue after such time as Indemnitee ceases to serve as an officer of CCO or in any other Corporate Status and (b) include, without limitation, claims for monetary damages against Indemnitee in respect of any alleged breach of fiduciary duty, to the fullest extent permitted under applicable law (including, if applicable, Section 145 of the Delaware General Corporation Law) as in existence on the date hereof and as amended from time to time.

3.                  Proceedings Other Than Proceedings by or in the Right of CCO. If by reason of Indemnitee’s Corporate Status Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of CCO to procure a judgment in its favor,

Exhibit 10.5

CCO shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of CCO and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

4.                  Proceedings by or in the Right of CCO. If by reason of Indemnitee’s Corporate Status Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of CCO to procure a judgment in its favor, CCO shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of CCO; provided, however, that indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to CCO only if (and only to the extent that) the Court of Chancery of the State of Delaware or other court in which such Proceeding shall have been brought or is pending shall determine that despite such adjudication of liability and in light of all circumstances such indemnification may be made.

5.                  Mandatory Indemnification in Case of Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, any Proceeding brought by or in the right of CCO), CCO shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, CCO shall, to the fullest extent permitted by law, indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, shall be deemed to be a successful result as to such claim, issue or matter.

6.                  Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by CCO for some or a portion of the Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, but not, however, for the total amount thereof, CCO shall, to the fullest extent permitted by law, indemnify Indemnitee for that portion thereof to which Indemnitee is entitled.

7.                  Indemnification for Additional Expenses Incurred to Secure Recovery or as Witness.

(a)                CCO will, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, will (within twenty (20) calendar days of such request) advance such Expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any action concerning (i)

Exhibit 10.5

indemnification or advance payment of Expenses by CCO under this Agreement, any other agreement, the Certificate of Incorporation or by-laws of CCO as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policies maintained by any Outdoor Entity or Clear Channel Entity (as hereinafter defined) to the fullest extent permitted by law.

(b)               To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, CCO will, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and CCO will advance, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith.

8.                  Advancement of Expenses.

(a)                CCO shall advance, to the fullest extent permitted by law, all Expenses reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding within twenty (20) calendar days after the receipt by CCO of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such advances shall, in all events, be (i) unsecured and interest free; and (ii) made without regard to Indemnitee’s ability to repay the advances.

(b)               To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to CCO a written request for advancement of Expenses and, to the extent required by applicable law, an unsecured written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Upon submission of such request for advancement of Expenses and (if applicable) unsecured written undertaking, Indemnitee shall be entitled to advancement of Expenses as provided in this Section 8, and such advancement of Expenses shall continue until such time (if any) as there is a final judicial determination that Indemnitee is not entitled to indemnification.

9.                  Establishment of a Trust. CCO shall, upon written request of a majority of the officers of CCO who are party to indemnification agreements with CCO, create a trust for the benefit of Indemnitee (the “Trust”) following initiation of a Proceeding for which Indemnitee reasonably believes that he may be entitled to indemnification by CCO under this Agreement. From time to time upon written request of Indemnitee, CCO shall fund such Trust within ninety (90) days of such request in an amount sufficient to satisfy any and all (a) Expenses reasonably anticipated at the time of each such request to be incurred by or on behalf of Indemnitee in connection with such Proceeding and (b) judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties and amounts paid in settlement) in connection with such Proceeding actually paid or claimed, reasonably anticipated or proposed to be paid, but, with respect to amounts described in this clause (b), only to the extent such amounts would not reasonably be expected to be fully paid by CCO’s directors’ and officers’ liability insurance coverage (including amounts below the deductible of any such policy). The trustee of the Trust (the “Trustee”) shall be a bank or trust company or other individual or entity chosen by Indemnitee and reasonably acceptable to CCO. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of Indemnitee and CCO.  If Indemnitee and CCO are unable to reach an agreement on the amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation within a reasonable period of time not to exceed ten (10) business days, then such amount or amounts shall be as mutually agreed by Indemnitee and CC Media, or in the

Exhibit 10.5

event that Indemnitee and CC Media are also unable to reach a mutual agreement on such amount or amounts within a reasonable period of time not to exceed ten (10) business days, then as determined by Independent Counsel (as hereinafter defined).  The terms of the Trust shall provide that (a) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee; (b) the Trustee shall advance, within twenty (20) calendar days of a request by Indemnitee, any and all Expenses reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding, any required determination concerning the reasonableness of the Expenses to be made by the Independent Counsel (and Indemnitee hereby agrees to reimburse the Trust under the circumstances in which Indemnitee would be required to reimburse CCO for Expenses advanced under Section 8(b) of this Agreement); (c) the Trust shall continue to be funded by CCO in accordance with the funding obligation set forth above; (d) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement; and (e) all unexpended funds in the Trust shall revert to CCO upon a final determination by Independent Counsel or the mutual agreement by CCO and Indemnitee that Indemnitee has been fully indemnified and held harmless under the terms of this Agreement. The Trust shall be governed by Delaware law (without regard to its conflicts of laws rules) and the Trustee shall consent to the exclusive jurisdiction of the Delaware Court in accordance with Section 21 of this Agreement. Nothing in this Section 9 shall relieve CCO of any of its obligations under this Agreement.

10.              Indemnification Procedures.

(a)                Notice of Proceeding. Indemnitee agrees to notify CCO promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses hereunder. Any failure by Indemnitee to so notify CCO will relieve the CCO of its advancement or indemnification obligations under this Agreement only to the extent CCO can establish that such omission to notify resulted in actual prejudice to it, and the omission to notify CCO will, in any event, not relieve CCO from any liability which it may have to indemnify Indemnitee otherwise than under this Agreement.

(b)               Defense; Settlement. Indemnitee shall have the sole right and obligation to control the defense or conduct of any claim or Proceeding with respect to Indemnitee. CCO will not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, settle any claim or Proceeding, release any claim, or make any admission of fact, law or liability or damages, or assign, pledge or permit any subrogation with respect to the foregoing, or permit any Outdoor Entity to do any of the foregoing, to the extent such settlement, release, admission, assignment, pledge or subrogation in any way adversely affects Indemnitee or directly or indirectly imposes any expense, liability, damages, debt, obligation, judgment, exposure or burden on Indemnitee and further, in the case of any release or settlement, includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters.

(c)                Request for Advancement; Request for Indemnification.

(i)                  To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to CCO a written request therefor, together with such invoices or other supporting information as may be reasonably requested by CCO and reasonably available to Indemnitee, and, only to the extent required by applicable law which cannot be waived, an unsecured written undertaking to repay amounts advanced. CCO shall make advance

Exhibit 10.5

payment of Expenses to Indemnitee no later than twenty (20) days after receipt of the written request for advancement (and each subsequent request for advancement) by Indemnitee.

(ii)                To obtain indemnification under this Agreement, at any time after submission of a request for advancement pursuant to Section 10(c)(i) of this Agreement, Indemnitee may submit a written request for indemnification hereunder. The time at which Indemnitee submits a written request for indemnification shall be determined by the Indemnitee in the Indemnitee’s sole discretion. Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification), a Determination shall thereafter be made as provided in and only to the extent required by Section 10(d) of this Agreement. In no event shall a Determination be made, or required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 8 and Section 10(c)(i) of this Agreement.

(d)               Determination. CCO agrees that Indemnitee shall be indemnified to the fullest extent permitted by law and that no Determination shall be required in connection with such indemnification unless specifically required by applicable law which cannot be waived. In no event shall a Determination be required in connection with indemnification for Expenses incurred as a witness pursuant to Section 7 of this Agreement or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise. Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within thirty (30) days after receipt of Indemnitee’s written request for indemnification pursuant to Section 10(c)(ii) and such Determination shall be made either (i) by the Disinterested Directors, even though less than a quorum, so long as Indemnitee does not request that such Determination be made by Independent Counsel, or (ii) if so requested by Indemnitee, in Indemnitee’s sole discretion, by Independent Counsel in a written opinion to the CCO and Indemnitee. If a Determination is made that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within twenty (20) days after such Determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such Determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination. Any Expenses incurred by Indemnitee in so cooperating with the Disinterested Directors or Independent Counsel, as the case may be, making such Determination shall be advanced and borne by CCO (irrespective of the Determination as to Indemnitee’s entitlement to indemnification) and CCO shall indemnify and hold Indemnitee harmless therefrom.

(e)                Independent Counsel. In the event Indemnitee requests that the Determination be made by Independent Counsel pursuant to Section 10(d) of this Agreement, the Independent Counsel shall be selected as provided in this Section 10(e). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection by made by the Board of Directors of CCO (the “Board of Directors”), in which event the Board of Directors shall make such selection on behalf of CCO, subject to the remaining provisions of this Section 10(e)), and Indemnitee or CCO, as the case may be, shall give written notice to the other, advising CCO or Indemnitee of the identity of the Independent Counsel so selected. CCO or Indemnitee, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to Indemnitee or CCO, as the case may be, a written objection to such selection;

Exhibit 10.5

provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 10(c)(ii) of this Agreement, no Independent Counsel shall have been selected and not objected to, either CCO or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by CCO or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(d) of this Agreement. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(f) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). Any expenses incurred by Independent Counsel shall be borne by CCO (irrespective of the Determination of Indemnitee’s entitlement to indemnification) and not by Indemnitee.

(f)                 Consequences of Determination; Remedies of Indemnitee. CCO shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason CCO does not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require CCO to make such payments or advances (and CCO shall have the right to defend its position in such Proceeding and to appeal any adverse judgment in such Proceeding).  Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding and to have such Expenses advanced by CCO in accordance with Section 8 of this Agreement. If Indemnitee fails to challenge an Adverse Determination, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, CCO shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement.

(g)                Presumptions; Burden and Standard of Proof. The parties intend and agree that, to the extent permitted by law, in connection with any Determination with respect to Indemnitee’s entitlement to indemnification hereunder by any person, including a court:

(i)                  it will be presumed that Indemnitee is entitled to indemnification under this Agreement, and CCO or any other Outdoor Entity or other person or entity challenging such right will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption;

(ii)                the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of CCO or other

Exhibit 10.5

applicable Outdoor Entity, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful;

(iii)               Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of any Outdoor Entity, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors of the applicable Outdoor Entity, or on the advice of legal counsel for the applicable Outdoor Entity or for Indemnitee or on information or records given in reports made available to the applicable Outdoor Entity by an independent certified public accountant or by an appraiser or other expert or advisor selected by the applicable Outdoor Entity or Indemnitee; and

(iv)              the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of CCO or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder.

The provisions of this clause (g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(h)                Indemnitee agrees to notify CCO promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that any failure of Indemnitee to so notify CCO will not relieve CCO of any obligation which it may have to Indemnitee under this Agreement or otherwise.

11.              Other Rights of Recovery; Insurance; Subrogation, etc.

(a)                The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, under the Outdoor Entities’ Certificates of Incorporation or by-laws, or under any other agreement, vote of stockholders or resolution of directors of any Outdoor Entity, or otherwise. Indemnitee’s rights under this Agreement are present contractual rights that are fully vested. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the General Corporation Law of the State of Delaware (or other applicable law), whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Outdoor Entities’ Certificates of Incorporation or by-laws or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred to or for the benefit of Indemnitee is intended to be exclusive of any other right or remedy available to Indemnitee, and every such other right and remedy shall be cumulative and in addition to every other right and remedy of Indemnitee given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the Indemnitee’s concurrent assertion or employment of any other right or remedy.

(b)               CCO shall promptly obtain and, during the time period Indemnitee serves CCO in a Corporate Status, maintain in full force and effect director’s and officer’s  liability insurance that shall:

Exhibit 10.5

(i)                  be provided by an insurance company that is rated within the two highest categories by at least two of any of the following independent rating agencies: A.M. Best Company, Inc., Fitch Ratings, Moody’s Investor Services or Standard & Poor’s Insurance Ratings Services;

(ii)                provide Indemnitee at least the same rights and benefits as are accorded to the most favorably insured of the directors of any Clear Channel Entity (other than the coverage provided in (iii) below);

(iii)               in the case of directors only, provide at least $15,000,000 of non-rescindable independent director liability coverage available solely to the Non-Affiliate Directors (as such term is defined in Section 15 of this Agreement) and at least $15,000,000 of non-rescindable independent director liability coverage available solely to a director who is a Sponsor Designee (as such term is defined in Section 15 of this Agreement) or a Mays Executive (as such term is defined in Section 15 of this Agreement) (provided  that CCO shall not be required to expend in the aggregate in connection with the purchase of the coverage described in this clause (iii) an annual premium in excess of 115% of the annual premium for such coverage in effect on the date of this Agreement, and to the extent the annual premium for such coverage shall exceed such amount, CCO shall obtain the maximum amount of coverage as is available for such amount); and

(iv)              not have any deductible or retention with respect to Indemnitee.

If, at the time CCO receives notice from any source of a Proceeding to which Indemnitee is a party or a participant (as a witness or otherwise), CCO has director and officers liability insurance in effect, CCO shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. CCO shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)                If Indemnitee ceases to serve CCO in a Corporate Status for any reason, CCO shall procure a run-off directors’ and officers’ liability insurance policy with respect to claims arising from facts or events that occurred before the time Indemnitee ceased to serve CCO in a Corporate Status and covering Indemnitee, which policy, without any lapse in coverage, will provide coverage for a period of six (6) years after the time Indemnitee ceased to serve CCO in a Corporate Status and will provide coverage (including amount and type of coverage and size of deductibles) that is substantially comparable to CCO’s directors’ and officers’ liability insurance policy that was most protective of Indemnitee in the twelve (12) months preceding the time Indemnitee ceased to serve CCO in a Corporate Status (but in any event will provide coverage at least as protective as the coverage required pursuant to Section 11(b) of this Agreement); provided, however, that:

(i)                  this obligation shall be suspended during the period immediately following the time Indemnitee ceases to serve CCO in a Corporate Status if and only so long as CCO has a directors’ and officers’ liability insurance policy in effect covering Indemnitee for such claims that, if it were a run-off policy, would meet or exceed the foregoing standards, but in any event this suspension period shall end when a Change in Control occurs; and

(ii)                no later than the end of the suspension period provided in the preceding clause (i) (whether because of failure to have a policy meeting the foregoing standards or because a

Exhibit 10.5

Change in Control occurs), CCO shall procure a run-off directors’ and officers’ liability insurance policy meeting the foregoing standards and lasting for the remainder of the six-year period.

(d)               In the event of any payment by CCO under this Agreement, CCO shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any other Outdoor Entity (other than any Clear Channel Entity that might otherwise happen to fall within the definition of Outdoor Entity hereunder), and Indemnitee hereby agrees, as a condition to obtaining any advancement or indemnification from CCO, to assign all of Indemnitee’s rights to obtain from such other Outdoor Entity such amounts to the extent that they have been paid to or for the benefit of Indemnitee as advancement or indemnification under this Agreement and are adequate to indemnify Indemnitee with respect to the costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder; and Indemnitee will (upon request by CCO) execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable CCO to bring suit or enforce such rights against any such other Outdoor Entity (except to the extent that such payment by CCO when taken together with any such amount actually received from other Outdoor Entities or under director and officer insurance policies maintained by one or more Outdoor Entities are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder).

(e)                CCO hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise (and to cause each of the other Outdoor Entities not to exercise), any rights that CCO may now have or hereafter acquire against any Clear Channel Entity that arise from or relate to the existence, payment, performance or enforcement of CCO’s obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, bylaws or charter), including, without limitation, any right of subrogation (whether pursuant to contract or common law), reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Indemnitee against any Clear Channel Entity, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Clear Channel Entity or Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

(f)                 CCO shall not be liable under this Agreement to pay or advance to Indemnitee any amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract agreement maintained by any Outdoor Entity; provided, however, that CCO hereby agrees that (relative to the Clear Channel Entities and any insurance maintained by any of them) CCO (either directly or through insurance maintained by CCO) is the indemnitor of first resort to provide advancement or indemnification under this Agreement, under any similar agreement of any Outdoor Entity or under any corporate charter, bylaw, similar governing document or other undertaking (i.e., CCO’s obligations to Indemnitee under this Agreement or any other agreement or undertaking to provide advancement and/or indemnification to Indemnitee are primary and any obligation of any Clear Channel Entity (including any affiliate thereof other than an Outdoor Entity) to provide advancement or indemnification for the same Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee is secondary to CCO’s obligations), and if any Clear Channel

Exhibit 10.5

Entity (or any affiliate thereof other than an Outdoor Entity) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with Indemnitee, then (x) such Clear Channel Entity (or affiliate) shall be fully subrogated to all rights of Indemnitee with respect to such payment and (y) CCO shall fully indemnify, reimburse and hold harmless (and shall cause the other Outdoor Entities to fully indemnify, reimburse and hold harmless) such Clear Channel Entity for all such payments actually made by such Clear Channel Entity.

(g)                CCO’s obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of or relating to Indemnitee’s service at the request of CCO as a director, officer, employee, fiduciary, representative, partner or agent of any other Outdoor Entity shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from such other Outdoor Entity, except to the extent that such indemnification payments and advance payment of Expenses when taken together with any such amount actually received from other Outdoor Entities or under director and officer insurance policies maintained by one or more Outdoor Entities are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder.

12.              Employment Rights; Successors; Third Party Beneficiaries.

(a)                This Agreement shall not be deemed an employment contract between CCO and Indemnitee. This Agreement shall continue in force as provided above after Indemnitee has ceased to serve as an officer of CCO.

(b)               This Agreement shall be binding upon CCO and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators.

13.              Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

14.              Exception to Right of Indemnification or Advancement of Expenses. Except as provided in Section 7(a) and Section 7(b) of this Agreement or as may otherwise be agreed by CCO, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee (other than a Proceeding by Indemnitee (i) by way of defense or counterclaim, (ii) to enforce his or her rights under this Agreement or (iii) to enforce any other rights of Indemnitee for indemnification, advancement or contribution from CCO under any other contract, by-law, charter provision, statute or other law including any rights under Section 145 of the Delaware General Corporation Law), unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors.

Exhibit 10.5

15.              Definitions. For purposes of this Agreement:

(a)                Affiliate Director” means a director of CCO who is also (i) an officer or employee of CCO or any other Outdoor Entity; or (ii) a director, officer or employee of any Clear Channel Entity; or (iii) who is otherwise a Sponsor Designee or a Mays Executive.

(b)               “Beneficial Owner” or “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as hereinafter defined) as in effect on the date hereof.

(c)                “Certificate of Incorporation” means, with respect to any entity, its certificate of incorporation, articles of incorporation or similar governing document.

(d)               “Change in Control” means any of the following events:

(i)                  The acquisition in one or more transactions by any “person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), other than the Clear Channel Entities (as hereinafter defined), of Beneficial Ownership of shares representing at least a majority of the total voting power of the Voting Stock (as hereinafter defined); or

(ii)                Consummation by CCO, in a single transaction or series of related transactions, of (A) a merger or consolidation involving CCO if the stockholders of CCO immediately prior to such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, at least a majority of the total voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or (B) a sale, conveyance, lease, license, exchange or transfer (for cash, shares of stock, securities or other consideration) of a majority or more of the assets or earning power of CCO.

            Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur solely because a majority or more of the total voting power of the Voting Stock is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by CCO or any of its subsidiaries or (B) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of CCO in the same proportion as their ownership of stock in CCO immediately prior to such acquisition.

(e)                “Clear Channel Entities” means any one or more of (i) CC Media Holdings, Inc. (“CC Media”); (ii) any corporation, partnership, joint venture, association or other entity of which CC Media is the Beneficial Owner (directly or indirectly) of 20% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests; and (iii) any other corporation, partnership, joint venture, association or other entity that is controlled by CC Media, controls CC Media or is under common control with CC Media; provided, however, that in no event shall “Clear Channel Entities” include (A) CCO, (B) any corporation, partnership, joint venture, association or other entity of which CCO is the Beneficial Owner (directly or indirectly) of 20% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests or (C) any other corporation, partnership, joint venture, association or other entity that is controlled by CCO. For purposes of this definition of “Clear Channel Entities,” the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the

Exhibit 10.5

management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

(f)                 “Corporate Status” describes the status of a person in his or her capacity as an officer of CCO (including, without limitation, one who serves at the request of CCO as a director, officer, employee, fiduciary or agent of any Outdoor Entity).

(g)                “Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

(h)                “Disinterested Director” means a director of CCO who is not (at the time of the vote) and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(i)                  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(j)                 “Expenses” shall mean all reasonable costs, fees and expenses and shall specifically include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses. Should any payment by CCO under this Agreement be determined to be subject to any federal, state or local income or excise tax, “Expenses” shall also include such amounts as are necessary to place Indemnitee in the same after-tax position (after giving effect to all applicable taxes) as Indemnitee would have been in had no such tax been determined to apply to such payments.

(k)               “Independent Counsel” means a law firm, a member of a law firm or an independent legal practitioner that (a) is experienced in matters of corporation law, (b) is reasonably acceptable to Indemnitee and (c) neither contemporaneously is, nor in the five (5) years theretofore has been, retained to represent (i) CCO or Indemnitee in any matter material to either such party, (other than as Independent Counsel under this Agreement or similar agreements); (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder; or (iii) the Beneficial Owner, directly or indirectly, of securities of CCO representing five percent or more of the combined voting power of CCO’s then outstanding shares, unless Indemnitee in its sole discretion waives any of the requirements set forth in clauses (i), (ii) and (iii) of this clause (c). Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either CCO or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(l)                  “Mays Executive” means either or both of Mark P. Mays and Randall T. Mays.

Exhibit 10.5

(m)              “Non-Affiliate Director” means a director of CCO who is not also (i) an officer or employee of CCO or any other Outdoor Entity; or (ii) a director, officer or employee of any Clear Channel Entity or (iii) a Sponsor Designee or Mays Executive; provided, however, that a director of CCO who is a Sponsor Designee or a Mays Executive shall be deemed to be an “Affiliate Director” – and not to be a “Non-Affiliate Director” -- as those terms is used herein.

(n)                “Outdoor Entity” means CCO, any of its subsidiaries and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise with respect to which Indemnitee serves as a director, officer, employee, partner, representative, fiduciary or agent, or in any similar capacity, at the request of CCO.

(o)               “Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of CCO or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s Corporate Status or by reason of any action taken by him or of any inaction on his or her part while acting as director or officer of any Outdoor Entity (in each case whether or not he is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement).

(p)               “Sponsor Designee” means any person who is an officer, director, shareholder, member, manager, partner or employee of any of: (i) Bain Capital Partners, LLC (“BCP”) Thomas H. Lee Partners, L.P. (“THL”), or (ii) any investment fund or management company affiliated with either of those entities, or (iii) any Sponsor Entity (other than Sponsor Entities that are comprised solely of Clear Channel Entities or Outdoor Entities), or (iv) any successor to any of the foregoing entities.

(q)               “Sponsor Entity” means any one or more of (i) BCP; (ii) THL; (iii) any corporation, partnership, joint venture, association or other entity of which BCP or THL is (directly or indirectly, and whether individually or in the aggregate) the Beneficial Owner (including, without limitation, ownership through one or more investment funds or other entities that are controlled by, controlling or under common control with BCP or THL or any of their respective affiliates) of 20% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests; and (iv) any other corporation, partnership, joint venture, association or other entity that is controlled by BCP or THL, controls BCP or THL or is under common control with BCP or THL (whether individually or collectively); provided, however, that for purposes hereof in no event shall “Sponsor Entities” include (A) CCO or any other Outdoor Entity, (B) any Clear Channel Entity.  For purposes of this definition of “Sponsor Entity,” the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

(r)                 “Voting Stock” means the shares of all classes of the then-outstanding capital stock of CCO entitled to vote generally in the election of directors.

Exhibit 10.5

16.              Construction.  Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders.

17.              Reliance; Integration.

(a)                CCO expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to continue to serve as an officer of CCO, and CCO acknowledges that Indemnitee is relying upon this Agreement in serving as an officer of CCO.

(b)               Subject to Section 11(a), this Agreement constitutes the entire agreement between CCO and Indemnitee with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between CCO and Indemnitee with respect to the subject matter hereof; provided, however, that (i) nothing herein is intended or shall be construed to limit any rights that the Indemnitee may have under any other agreement or instrument (including, without limitation, any charter, by-law or other governing document of, or any agreement with, any Outdoor Entity or any Clear Channel Entity) and (ii) in the event of any inconsistency between the provisions of Sections 11(d), 11(e)  and 11(f), on the one hand, and the provisions of any other agreement or instrument (including, without limitation, any charter, bylaw or other governing document of, or any agreement with, any Outdoor Entity or any Clear Channel Entity), on the other hand, the provisions of Sections 11(d), 11(e)  and 11(f)  shall control and supersede such inconsistent provisions of other such other agreements or instruments.

18.              Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19.              Notice Mechanics. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been direct, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

a.         If to Indemnitee to:

Tomas W. Casey

512 Terrell

San Antonio, Texas  78209

with a copy to:

                                    Simpson Thacher & Bartlett LLP

225 Lexington Avenue

New York, New York 10017

Attn:  Barry Ostrager

b.         If to CCO, to:

Exhibit 10.5

Clear Channel Outdoor Holdings, Inc.
200 East Basse Road
San Antonio, TX 78209
Attn: General Counsel

            with a copy to:

Kirkland & Ellis LLP
300 N. LaSalle
Chicago, Illinois 60654
Attn: Jon A. Ballis, P.C. and James S. Rowe

            or to such other address as may have been furnished (in the manner prescribed above) as follows: (a) in the case of a change in address for notices to Indemnitee, furnished by Indemnitee to CCO and (b) in the case of a change in address for notices to CCO, furnished by CCO to Indemnitee.

20.              Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, CCO, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for reasonably incurred Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by CCO and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of CCO (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

21.              Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement and the legal relations among the parties shall, to the fullest extent permitted by law, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. CCO and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.

22.              Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

23.              Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[Remainder of Page Intentionally Blank]

Exhibit 10.5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Clear Channel Outdoor Holdings, Inc.:

By: /s/ Hamlet T. Newsom, Jr____
Name: Hamlet T. Newsom, Jr
Title:  VP, Associate General Counsel

Indemnitee:

/s/ Thomas W. Casey___________
Name: Thomas W. Casey